EXHIBIT 9(b)


                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169






                                                      December 21, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                          PAX WORLD GROWTH FUND, INC.

Ladies and Gentlemen:

     The undersigned has reviewed Post-Effective Amendment No. 3 to Registration Statement No. 333-23549 of Pax World Balanced Fund, Inc. on Form N-1A and represents that such documentation, including the Prospectus, does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                            /s/ KURZMAN KARELSEN & FRANK, LLP

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                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169






                                                      December 21, 2001


To the Shareholders and the Board of Directors of Pax World Growth Fund, Inc.

                               CONSENT OF COUNSEL

       We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 333-23549 of Pax World Growth Fund, Inc. on Form N-1A of the reference to us on the back page of the Prospectus.


                                            /s/ KURZMAN KARELSEN & FRANK, LLP